AMENDMENT NO. 11

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of June 30, 2008, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, on May 13, 2008, the Board of Trustees of MST ratified and approved the creation of the Munder Multi-Cap Growth Fund and approved the fees payable by such Fund to State Street for custody services;

WHEREAS, on June 13, 2008, the Munder Intermediate Bond Fund was merged with and into the Munder Bond Fund; and

WHEREAS, on June 27, 2008, each of the Munder International Bond Fund and the Munder Real Estate Equity Investment Fund were liquidated.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST
On behalf of its Funds
MUNDER SERIES TRUST II
On behalf of its Fund

By:	/s/ Amy D. Eisenbeis
Name:	Amy D. Eisenbeis
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph C. Antonellis
Name:	Joseph C. Antonellis
Title:	Vice Chairman

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of June 30, 2008

Munder Series Trust

Institutional Money Market Fund

Liquidity Money Market Fund

Munder Asset Allocation Fund-Balanced

Munder Bond Fund

Munder Cash Investment Fund

Munder Energy Fund

Munder Index 500 Fund

Munder International Equity Fund

Munder International Fund-Core Equity

Munder International Small-Mid Cap Fund

Munder Internet Fund

Munder Large-Cap Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Mid-Cap Value Fund

Munder Multi-Cap Growth Fund

Munder S&P® MidCap Index Equity Fund

Munder S&P® SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Small-Mid Cap 130/30 Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

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